UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2017

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way
P.O. Box 459
Edinburg, Virginia 22824
(Address of principal executive offices) (Zip Code)

(540) 984-4141
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On April 6, 2017, Shenandoah Telecommunications Company (the “Company”) issued a press release announcing the closing of a previously disclosed transaction to expand its relationship with Sprint Corporation (“Sprint”), pursuant to which the Company’s affiliate service territory was expanded to include certain areas in Kentucky, Maryland, Ohio and West Virginia (the “Expansion Area”).  The transaction was consummated pursuant to the terms of Addendum XX to the Sprint PCS Management Agreement (the “Affiliate Addendum”), dated as of March 9, 2017, among Shenandoah Personal Communications, LLC (“SPC”), a wholly-owned subsidiary of the Company, and Sprint Spectrum L.P. (“Spectrum”), Sprint Communications Company, L.P., SprintCom, Inc. and Horizon Personal Communications, LLC (“Horizon”), each an affiliate of Sprint, and a related agreement among SPC, Spectrum and Horizon to, among other things, transfer to Spectrum certain customers in the Expansion Area and the underlying customer agreements and transition the provision of network coverage in the Expansion Area from Sprint to SPC.

The transaction was previously reported by the Company in its Current Report on Form 8-K filed on March 15, 2017, and the full text of the Affiliate Addendum was filed as Exhibit 10.1 thereto.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Shenandoah Telecommunications Company Press Release, dated April 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2017

SHENANDOAH TELECOMMUNICATIONS COMPANY

By:	/s/ Raymond B. Ostroski
Name:	Raymond B. Ostroski
Title:	Vice President – Legal and General Counsel (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Shenandoah Telecommunications Company Press Release, dated April 6, 2017.